UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THINK PARTNERSHIP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THINK PARTNERSHIP INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:                    [               ], 2006

Time:                   [               ], central time

Place:                 111 East Wacker Drive

Suite 2800

Chicago, IL 60601

Think Partnership Inc.
28050 US 19 North, Suite 509
Clearwater, FL 33761
(727) 324-0046

Notice of Annual Meeting of Stockholders
to be Held [            ], 2006

Dear Stockholder:

Our annual stockholders’ meeting will be held on [            ], 2006, at [            ], central time, at 111 East Wacker Drive, Suite 2800, Chicago Illinois 60601.  At our annual meeting, we will ask you to:

•                                          elect five directors;

•                                          ratify the appointment of Blackman Kallick Bartelstein, LLP as our independent registered public accountant for the fiscal year ended December 31, 2006;

•                                          approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of Vintacom Holdings, Inc.;

•                                          approve the issuance of shares that may be issued as additional earnout consideration in connection with our acquisition of Morex Marketing Group, LLC;

•                                          approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of Litmus Media, Inc.;

•                                          approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of iLead Media, Inc.; and

•                                          transact any other business that may properly be presented at the annual meeting.

If you were a stockholder of record at the close of business on [            ], 2006, you may vote in person at the annual meeting and any postponements or adjournments of the meeting.  A list of these stockholders will be available at our offices before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

Scott P. Mitchell
Chief Executive Officer, President and Secretary

[                    ], 2006

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING
Information about Attending the Annual Meeting
Information About Voting
Information Regarding Tabulation of the Vote
Quorum Requirement
Information About Votes Necessary for Action to be Taken
Costs of Proxies
Other Matters
Available Information

STOCK OWNERSHIP
The Largest Owners of the Company’s Stock
Stock Owned by the Company’s Directors and Executive Officers

Security Ownership of Certain Beneficial Owners and Management
Section 16(a) Beneficial Ownership Reporting Compliance

CORPORATE GOVERNANCE PRINCIPLES
Summary of the Corporate Governance Principles
Communicating with Directors
Nominating Committee
Audit Committee
Compensation Committee

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Independent Director Compensation
Meetings of the Board of Directors and Committees of the Board

AUDIT COMMITTEE REPORT

EXECUTIVE COMPENSATION
Compensation Tables
Option/SAR Grants in Last Fiscal Year
Value of Securities Underlying Unexercised Options
Executive Officers
Employment Agreements
Equity Compensation Plan Information
Certain Relationships and Related Transactions

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Fees to Independent Registered Public Accountants
Approval of Services and Fees

i

PROPOSAL NO. 3 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF VINTACOM HOLDINGS, INC.

PROPOSAL NO. 4 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF MOREX MARKETING GROUP, LLC.

PROPOSAL NO. 5 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF LITMUS MEDIA, INC.

PROPOSAL NO. 6 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF ILEAD MEDIA, INC.

STOCKHOLDER PROPOSALS

ANNUAL REPORT ON FORM 10-KSB

ii

This proxy statement contains information related to the annual meeting of stockholders to be held [            ], 2006, beginning at 10:00 a.m. central time at 111 East Wacker Drive, Suite 2800, Chicago, Illinois 60601, and at any postponements or adjournments thereof.  This proxy statement is being mailed to stockholders on or about [            ], 2006.

INFORMATION ABOUT THE ANNUAL MEETING

Information about Attending the Annual Meeting

At the annual meeting, you will be asked to:

•                                          elect five directors;

•                                          ratify the appointment of Blackman Kallick Bartelstein, LLP as our independent registered public accountant for the year ended December 31, 2006;

•                                          approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of Vintacom Holdings, Inc.;

•                                          approve the issuance of shares that may be issued as additional earnout consideration in connection with our acquisition of Morex Marketing Group, LLC;

•                                          approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of Litmus Media, Inc.;

•                                          approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of iLead Media, Inc.; and

•                                          transact any other business that properly comes before the meeting.

If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials.  Please make sure to vote all of your shares.  This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission.  If you plan on attending the annual meeting of stockholders in person, please contact Mr. David Perkins at (919) 433-3041 so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

You will have one vote for each share of common stock that you owned on [            ], 2006, which is the record date for the annual meeting.  On the record date, there were [            ] shares outstanding.  There is no cumulative voting.  One-third of the outstanding shares, or [            ] shares, must be present to hold the annual meeting.

You may own shares in one of the following ways:  directly in your name as the stockholder of record or indirectly through a broker, bank or other holder of record.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us or vote in person at the meeting.  If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you.  As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.

Your vote is important.  You may vote in person or by granting us a proxy to vote on the proposals.  To vote by proxy you must sign, date and return the enclosed proxy card in the enclosed envelope.  If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by:  (1) sending written notice to us, attention:  Corporate Secretary; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares.  Merely attending the annual meeting, without further action, will not revoke your proxy;

If you return your proxy card, but do not indicate how your shares should be voted, they will be voted “for” in accordance with the board’s recommendation for each proposal.

Information Regarding Tabulation of the Vote

We retained the Colonial Stock Transfer Co., Inc. to tabulate all votes cast at the meeting and to act as inspector of election at the meeting.

Quorum Requirement

Stockholders owning one-third of our outstanding shares must be present in person or by proxy in order for action to be taken at the meeting.  For these purposes, “abstentions” and “broker non-votes” will be counted as present for determining whether a quorum is present.  A broker non-vote occurs when shares registered in the name of a broker are not voted because the broker does not have the authority to do so from the beneficial owners.

Information About Votes Necessary for Action to be Taken

Directors are elected by a plurality of the votes cast at the meeting.  A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will have no effect on the election of the director or directors but will be counted for purposes of establishing a quorum.

For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.  A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of establishing a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by “broker non-votes” will, however, be counted in establishing a quorum.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the amendments to our Articles of Incorporation.

Costs of Proxies

We will pay all the costs of soliciting proxies and holding the annual meeting.  We have not retained a third party to assist in this process.  Instead, proxies will be solicited solely by our directors, officers or employees.  We will not pay additional compensation to these individuals for these activities.  We also intend to request that brokers, banks and other nominees solicit proxies from their principals.  We will pay the brokers, banks and other nominees for certain expenses that they incur for these activities.

Other Matters

We are not aware of any other matter to be presented at the annual meeting.  Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting.  If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.  Generally, for nominations or other business to be properly brought before the annual meeting by one of our stockholders, the stockholder seeking to make a nomination or bring other business before the meeting must provide, among other things, notice thereof in writing to our corporate secretary at our office within a reasonable time prior to the date we begin to print and mail our proxy materials for such meeting.  As of [          ], 2006, we had not received notice of any shareholder proposals for the annual meeting described herein and proposals received subsequent to such date will be considered untimely.

Available Information

This proxy statement and the annual report on Form 10-KSB are available on our Internet website at www.thinkpartnership.com.  We file reports, proxy materials and other information with the SEC.  These reports, proxy materials and other information can be inspected and copied at the Public Reference Section maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.  20549; at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 233 Broadway, New York, New York 10279.  Copies can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C.  The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

STOCK OWNERSHIP

The Largest Owners of the Company’s Stock

Based on a review of filings with the Securities and Exchange Commission, the Company is unaware of any holders of more than five percent (5%) of the outstanding shares of our common stock except as set forth below.

Stock Owned by the Company’s Directors and Executive Officers

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, our executive officers and the directors and executive officers as a group and each person known to us to be the beneficial owner of more than five percent (5%) of our common stock, based on a review of filings with the Securities and Exchange Commission.  The beneficial ownership percentages are based on a total of 53,043,695 shares outstanding as of August 17, 2006.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned As of July 10, 2006	Percent of shares of Common Stock Outstanding
Brady Whittingham	3,629,887	6.8%
Scott P. Mitchell (1), (2)	1,955,952	3.7%
Robert T. Geras (1)(3)	1,285,988	2.4%
John Linden (1)	955,500	1.8%
Vincent J. Mesolella (1)(4)	264,056	*
Patrick W. Walsh (1)(5)	200,000	*
Jody Brown (1)(6)	41,431	*
George Mellon (1)(7)	87,500	*
Xavier Hermosillo (1)(8)	20,000	*
Frederick P. Lyte (1)	—	—
Joshua Metnick (1)	—	—
Stan Antonuk (1)	—	—

All Directors and Executive Officers as a Group (11 persons)	4,810,427	9.1%

*                    Less than 1%.

(1)             Executive Officer or Director.

(2)             Includes 71,429 shares of common stock and 39,285 warrants to purchase common stock at $4.12 per share owned by the Scott and Kristi Mitchell Family Limited Partnership, of which Mr. Mitchell has voting and dispositive power.  Also includes 50,000 warrants to purchase common stock at $2.10 per share.  Also includes 100,000 warrants to purchase common stock at $0.13 per share which were transferred to Mr. Mitchell from the Roberti Jacobs Family Trust and T. Benjamin Jennings pursuant to the terms of a loan made by Mr. Mitchell to Mr. Gerard M. Jacobs and Mr. T. Benjamin Jennings.

(3)             Includes warrants to purchase 181,264 shares of our common stock at $4.12 per share.

(4)             Includes warrants to purchase 200,000 shares of our common stock at $0.13 per share.

(5)             Consists of warrants to purchase 200,000 shares of common stock at $0.13 per share.

(6)             Includes warrants to purchase 41,431 shares of our common stock at $2.05 per share.

(7)             Includes warrants to purchase 12,500 shares of our common stock at $2.05 per share.

(8)             Consists of warrants to purchase 20,000 shares of our common stock at $2.05 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers, directors and shareholders beneficially owning more than 10% of our common stock are required, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file reports of ownership of our common stock with the Securities and Exchange Commission.  Based solely upon a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that, except as described below, our executive officers, directors and stockholders beneficially owning more than 10% of our common stock, have complied with the requirements during the year ended December 31, 2005. Mr. Scott Mitchell, our chief executive officer, president and a director, and Mr. Frederick Lyte, a director who is not standing for re-election, failed to file within the prescribed 10-day time frame, a Form 3 announcing that each had become a reporting person.  Each has subsequently filed the required Form 3.  In addition, Mr. Lyte failed to file within the prescribed time frame a Form 4 announcing that, on December 7, 2005, he had been granted options to purchase 25,000 shares of our common stock for joining our board.  Mr. Lyte has subsequently filed the required Form 4.

CORPORATE GOVERNANCE PRINCIPLES

Our business is managed under the direction and oversight of our board.  Our board has formed four standing committees composed entirely of independent directors: Audit, Nominating, Compensation and Finance.  A discussion of each committee’s function is set forth below.  The members of our board of directors on the date of this proxy statement, and the committees on which they serve are identified below.

Director	Audit Committee	Compensation Committee	Nominating Committee
Patrick W. Walsh	X	X	X
Frederick P. Lyte (1)(4)	X	X	X
Vincent J. Mesolella (4)	X*	X	X
Robert T. Geras (2)	X	X*	X*
George Mellon (2)	X	X	X
Joshua Metnick (2)	X	X	X
Scott P. Mitchell (3)
Xavier Hermosillo (4)

*                    Chairman of the Committee

(1)             Mr. Lyte became an independent director in December 2005.  He replaced Mr. Hermosillo, who became senior vice president of corporate communications and investor relations in December 2005.

(2)             Messrs. Geras, Mellon and Metnick became independent directors in June 2006.

(3)             Mr. Mitchell became a director in June 2006.

(4)             Is not standing for re-election and will resign from any committees upon election of the slate of directors described herein.

Our independent directors meet from time to time, in executive session without any other directors or representatives of management present.  No one independent director presides at these sessions.  Instead, the presiding director is selected based on the agenda or topic for the executive session.  Each director has access to the members of our management team or other employees as well as full access to our books and records.

The charters adopted by each board committee and our code of ethics, provide the framework for our corporate governance.  Copies of our charters and code of ethics may be found on our website at www.thinkpartnership.com.  Copies of these materials also are available without charge upon written request to our corporate secretary.

Summary of the Corporate Governance Principles

As required by our governing documents and by the rules of the American Stock Exchange, a majority of our board must be “independent.”  According to rules promulgated by the American Stock Exchange, a director will not be considered independent if, within the last three years:

•                                          we, or any of our subsidiaries, employed the director, except as an interim board chairman or chief executive officer;

•                                          the director, or any member of his or her immediate family received payments from us, or any of our subsidiaries, in excess of $60,000, other than the following:

o                                         compensation for service on our board of directors;

o                                         payments arising solely from investments in our securities;

o                                         compensation paid to any immediate family if the person does not serve as an executive employee;

o                                         compensation received for former service as an interim chairperson of the board of directors or chief executive officer;

o                                         benefits paid under a tax-qualified retirement plan;

o                                         non-discretionary compensation;

o                                         any loans permitted under Section 13(k) of the Securities & Exchange Act of 1934, as amended;

•                                          we, or one of our subsidiaries, employed as an executive officer an immediate family member of the director;

•                                          the director, or any member of his or her immediate family, has been a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year or $200,000, whichever is more;

•                                          the director, or any member of his or her immediate family, has been employed as an executive officer of another entity where our executive officers have served on that entity’s compensation committee; or

•                                          the director, or any member of his or her immediate family, was a partner or employee of Poulos & Bayer or Blackman Kallick Bartelstein, LLP who worked on our audit or is a current partner of Blackman Kallick Bartelstein.

Communicating with Directors

Stockholders may contact any member of our board by letter or telephone, in care of our corporate secretary who will review and forward the correspondence to the appropriate person or persons for a response.  Our “whistleblower” policy prohibits us, or any of our employees, from retaliating or taking any adverse action against anyone for raising a concern.  Stockholders or employees preferring to raise their concerns in a confidential or anonymous manner may do so by contacting the chairperson of the audit committee.  Stockholders and employees may also report ethical concerns or incidents, including concerns about accounting, internal controls or auditing matters.

Nominating Committee

The nominating committee recommends individuals to the board for nomination as members of the board and its committees and develops and recommends corporate governance guidelines.  The committee also prepares and supervises the board’s annual review of director independence and the board’s annual self-evaluation.  All members of the committee satisfy the independence standards contained in the American Stock Exchange corporate governance rules and our governing documents.  A copy of the committee’s charter is available at our website at www.thinkpartnership.com or by writing us at 28050 US 19 North, Suite 509, Clearwater, FL 33761, attention: Corporate Secretary.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management and by our stockholders.  Stockholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our corporate secretary.  All proposals for nomination received by the corporate secretary in a timely manner will be presented to the committee.

The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters and corporate governance.  Based on its assessment of each candidate, the committee recommends candidates to the board.  The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors and members of senior management.

A majority of the persons serving on our board must be “independent”.  Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below.  The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates.

As a result of this review, the committee affirmatively determined that Messrs. Geras, Lyte, Mellon, Metnick, Mesolella and Walsh are independent.

Audit Committee

This committee assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; and (3) the qualifications and independence of the independent registered public accountants.  The report of the committee is included in this proxy statement.  The board has determined that Mr. Mesolella, the chairman of the audit committee, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission and that each member of the committee is independent in accordance with the standards set forth in the committee’s charter and the American Stock Exchange corporate governance rules.  Mr. Mesolella is not standing for re-election and will resign from the audit committee upon election of the slate of directors described herein.  Upon his resignation, Mr. Geras will be appointed to serve as the chairman of the audit committee.  The board has determined that Mr. Geras also qualifies as an “audit committee financial expert.”  A copy of the committee’s charter is available on our website at www.thinkpartnership.com or by writing us at 28050 US 19 North, Suite 509, Clearwater, FL 33761, attention: Corporate Secretary.

Compensation Committee

This committee is responsible for determining the compensation of our chief executive officer and other “named executive officers” and for approving the compensation structure for other members of our senior management.  Each member of the committee is a “non-employee director,” as defined by Section 16 of the Securities Exchange Act of 1934, as amended, and an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended.  The committee has not adopted a charter.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board, acting on the recommendation of our nominating committee, has nominated all of the current directors for reelection at the annual meeting.  Messrs. Geras, Mellon, Metnick and Walsh have been nominated to serve as independent directors.  We know of no reason why any nominee will be unable to serve if elected.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.  The following gives information, provided by the nominees, about their principal occupation, business, experience and other matters:

Scott P. Mitchell 35.  On June 8, 2006, Scott P. Mitchell was appointed to our board of directors and was named chief executive officer. Since August 2005, Mr. Mitchell has served as our president and since August 2004 as the chief executive officer of Cherish, Inc. Mr. Mitchell launched several successful Internet businesses including HSN.com, RollingStone.com and Tunes.com. In 2004 he merged his online dating company with the Company and formed Cherish, Inc., the Company’s wholly owned online dating subsidiary. Mr. Mitchell holds Bachelor of Science degrees from Illinois State University in Psychology and Economics and a Masters of Business Administration, Masters of Management and Organizational Development and Masters of Management Information Systems from Benedictine University.

Robert T. Geras 68.  In 1978, Mr. Geras founded and has since been President of LaSalle Investments, Incorporated, an early stage Chicago venture capital investment company. In April 2005, Mr. Geras became Interim President, director and CEO of Arryx, Inc., a Chicago nano-technology company which employs holographic laser steering at nano and microscopic levels to expedite groundbreaking research of many kinds. Mr. Geras co-founded and is a director of Merge Healthcare (MRGE) which provides radiology workflow products. He is currently a director of VideoHomeTours, Capital Growth Systems, Exadigm, Think Partnership, Advanced Diamond Technologies, Bias Power, and OrthoScan.

Mr. Geras is a founding member and a director of the Illinois Venture Capital Association which, in December 2004, presented Mr. Geras with the Fellows Award for “Extraordinary leadership in early stage venture funding in Illinois.” Mr. Geras also received the “Angel of the Year 2002” award by the Chicago Software Association at their Annual CityLIGHTS ceremony. On March 1, 2006, Mr. Geras was inducted into the Chicago Area Entrepreneurship Hall of Fame. Mr. Geras and his wife, Dawn founded the Save Abandoned Babies Foundation. Mr. Geras graduated from Northwestern University in 1961.

George Mellon 60.  Mr. Mellon has served as a director since June 2006. Following graduation from college in 1968, Mr. Mellon spent 16 years with INA/CIGNA and in 1984 founded North American Special Risks Associations Inc. (NASRA). NASRA operated as a Managing General Underwriter (MGU) representing several A+ rated insurance companies in the accident and health employee benefits area. Mr. Mellon served as chairman, president and chief executive officer of NASRA. In 1996, NASRA merged with HCC (NYSE) where Mr. Mellon remained active until 2000 serving as chairman, president and chief executive officer of HCCES, a division of HCC. He continued

with HCC as a consultant. Mr. Mellon graduated from North Dakota State University in 1968 with a B.S. degree in Economics.

Joshua Metnick 33.  Mr. Metnick currently serves as chairman and chief executive officer of Chicago.com, Inc., as well as Managing Member of Associated Cities LLC which he formed with the owners of NewYorkCity.com, Atlanta.com and LosAngeles.com. Mr. Metnick currently serves as Chairman of Heilio, Inc., a Chicago-based network and online security services firm, and is a co-founder of Unified Consulting, Inc., a transactionally oriented Internet services development company started in 1999 and based in Los Angeles, California. In 2000, Mr. Metnick founded ePrairie.com, a news aggregator and blogging website for the Chicago and Midwest technology business community. Mr. Metnick holds a bachelor’s degree in finance from the University of Illinois and is a graduate of the Illinois Institute of Aviation.

Patrick W. Walsh, 41.  Since May 2004, Mr. Walsh has served as the director of sales at Chasm Industries, Inc.  From 1999 to 2004, Mr. Walsh served as an executive of Avatar Systems Ltd., Chicago, Illinois.  From 1997 until 1999, Mr. Walsh served as vice president of marketing and business development for Metal Management, Inc., located in Chicago, Illinois.  Mr. Walsh graduated from Miami University (Ohio) in 1986.

RECOMMENDATION OF THE BOARD:  The board recommends that you vote “FOR” the election of all five nominees.

Independent Director Compensation

Each independent member of our board of directors receives $2,000 per month, plus reimbursement for travel and lodging expenses for serving as an independent director. Each independent director serving as chairman of a board committee is paid an additional retainer equal to $2,000 per month. Further, each committee chairman is paid a per diem fee equal to $900 for each day spent by a committee chairman on Company business, provided that in no case, may the per diem fees paid to a committee chairman exceed $60,000 per annum. All of our directors are eligible for grants of warrants or options to purchase our common stock as determined from time to time by our board of directors in its discretion. In connection with serving as an independent director during 2004, in January 2005, we granted to each of our independent directors options to purchase 25,000 shares of our common stock at an exercise price of $5.25 per share. The options become exercisable in 2008.  Further, in August 2006, we granted to: (i) Mr. Mesolella options purchase 60,000 shares of common stock at $2.19 per share; (ii) each of Messrs. Walsh and Lyte options to purchase 25,000 shares of common stock at $2.19 per share; (iii) each of Messrs. Geras and Mellon options to purchase 200,000 shares of common stock at $2.19 per share; and (iv) Mr. Metnick options to purchase 75,000 shares of common stock at $2.19 per share, with one-third of the options vesting on each of the first, second and third year anniversaries of the date of issuance.

Meetings of the Board of Directors and Committees of the Board

During calendar year 2005, our board met seven times.  Each director serving on the board during 2005 attended at least 75% of these board meetings except for Mr. Jennings, a former director who resigned in May 2006.  During calendar year 2005, the audit committee met six times, our executive committee met once, our compensation committee met four times and our nominating committee met once.  Each member of these committees attended all of these meetings.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

In accordance with its written charter, the audit committee assists the board in overseeing the company’s financial reporting process, including evaluating the effectiveness of internal accounting, auditing and financial controls and procedures.

Management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles and designing and implementing a system of internal controls and procedures designed to ensure compliance with accounting standards as well as applicable laws and regulations.  The company’s independent registered public accountants are responsible for auditing the financial statements.  The audit committee is responsible for monitoring and reviewing these procedures and processes.  The audit committee is composed of four independent directors whose independence has been determined by the nominating committee based on the standards set forth in the audit committee’s charter and the rules promulgated by the American Stock Exchange.  The members of the audit committee are not professionally engaged in the practice of accounting or auditing. During 2005, Mr. Mesolella qualified as, and was been designated, the audit committee’s “financial expert” as defined by the Securities and Exchange Commission.  The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants that the financial statements have been prepared in conformity with generally accepted accounting principles.

During 2005, the members of the audit committee met separately and with members of the company’s management and with the company’s current independent registered public accountants, Blackman Kallick Bartelstein, LLP (“BKB”).  The committee discussed with BKB numerous items at these meetings including the overall scope and plan for the year-end audit.  As part of these discussions, the audit committee discussed the results of BKB’s examination and their observation and evaluation of the company’s internal controls.  Further, the audit committee reviewed and discussed, with management and BKB, the company’s audited consolidated financial statements as of and for the year ended December 31, 2005.  During 2005, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the committee.

On October 27, 2005, management of the company advised the audit committee that management had determined that (1) the company’s method of accounting for revenues generated by MarketSmart Interactive subsidiary, and (2) the company’s presentation of revenues generated by its PrimaryAds subsidiary, were inconsistent with generally accepted accounting principles.  Management and the audit committee also discussed this matter with BKB.  The audit committee concurred with management’s conclusion and the company undertook a comprehensive review of its previously filed consolidated financial statements. Based on this review, on December 30, 2005, the company restated its consolidated audited annual report for the year ended December 31, 2004, and its consolidated quarterly reports for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005 and June 30, 2005.

As part of the above-referenced review, management evaluated the company’s internal controls.  As a result of the evaluation, the company concluded that its internal controls over revenue recognition for its MarketSmart Interactive subsidiary and presentation of revenue for its PrimaryAds subsidiary were deficient.  In order to remediate the internal controls deficiency, management has implemented various measures.  The audit committee oversaw this process and is received regular reports from management.

The audit committee also discussed with BKB all of the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The audit committee also obtained a formal written statement from BKB, describing all relationships between BKB and the company that might bear on BKB’s independence.  The audit committee also discussed any relationships that may have an impact on BKB’s objectivity and independence including a review of audit and non-audit fees and the written disclosures and letter from BKB to the committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

During 2005, the audit committee met with members of the company’s management team and BKB to review the certifications required to be provided under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission by the chief executive officer and chief financial officer.

Based on the reviews and discussions with management and BKB disclosed herein, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee

Vincent J. Mesolella (Chairman)
Frederick P. Lyte
Patrick W. Walsh
Robert T. Geras*
George Mellon*
Joshua Metnick*

* Joined the audit committee in August 2006

EXECUTIVE COMPENSATION

Compensation Tables

The following table sets forth all compensation awarded to, earned by or paid, on a consolidated basis, to our chief executive officer and any other executive officer earning salary and bonus exceeding $100,000 referred to herein as the named executive officers.  Each of the four persons set forth below, Messrs. Jacobs, Mitchell, Brown and Martin, were actually paid by our subsidiary, MarketSmart Interactive.  Our total compensation expense as reflected on our Consolidated Financial Statements includes the compensation expenses for each of our subsidiaries including MarketSmart Interactive.  Only two executive officers, other than our chief executive officer, received a salary and bonus exceeding $100,000 for the year ended December 31, 2005.

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTP Payouts ($)	All Other Compensation ($)
Gerard M. Jacobs,	2005	$294,981	$100,000	0	0	1,000,000	0	0
Former Chief	2004	$225,527	0	0	$0	0	0	0
Executive Officer(1)	2003	$30,000	0	0	$320,000	0	0	0

Scott P. Mitchell,	2005	$216,018	0	0	0	0	0	0
Chief Executive	2004	$154,130	0	0	0	0	0	0
Officer and President(2)	2003	0	0	0	0	0	0	0

Jody Brown,	2005	$187,243	0	0	0	0	0	0
Chief Financial	2004	$46,292	0	0	0	41,431	0	0
Officer,(3)	2003	0	0	0	0	0	0	0

S. Patrick Martin,	2005	$243,957	$75,000	0	0	300,000	0	0
MarketSmart	2004	$254,433	0	0	0	0	0	0
Interactive, Inc.(4)	2003	$182,897	$20,625	0	0	0	0	0

(1)             In 2003, we granted 3,200,000 shares valued at $320,000 to the Roberti Jacobs Family Trust, which acquired the rights to these shares from Mr. Jacobs. On May 11, 2006, Mr. Jacobs resigned as chief executive officer.

(2)             Mr. Mitchell began serving as our president in August, 2005, our interim chief executive officer on May 12, 2006, and on June 8, 2006, was named chief executive officer.

(3)             Mr. Brown began serving as our chief financial officer in August, 2004.

(4)             Mr. Martin ceased serving as president and chief executive officer of MarketSmart Interactive effective November 30, 2005.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding the number of options granted to each of the named executive officers during the year ended December 31, 2005.

Name	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Gerard M. Jacobs(1)	1,000,000	47%	$5.25	1/20/2015
Scott P. Mitchell(2)	—	—	—	—
Jody Brown	—	—	—	—
S. Patrick Martin(3)	300,000	14%	$5.25	1/20/2015

(1)          Mr. Jacobs resigned as our chief executive officer on May 11, 2006.

(2)          Mr. Mitchell was appointed as our interim chief executive officer on May 12, 2006 and on June 8, 2006, was named chief executive officer.

(3)          Mr. Martin ceased serving as president and chief executive officer of MarketSmart Interactive effective November 30, 2005.

Value of Securities Underlying Unexercised Options

The following table sets forth information regarding the number and value of securities underlying unexercised options or warrants held by each of the “named executive officers” at December 31, 2005.

	Share Acquired on	Value	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005(1)				Value of Unexercised In-the-Money Options/SARs at December 31, 2005(2)
Name	Exercise (#)	Realized ($)	Exercisable		Unexercisable		Exercisable	Unexercisable
Gerard M. Jacobs(3)	—	—	0		1,000,000		0	0
Scott P. Mitchell(4)	—	—	89,285		100,000	(5)	$12,500	$0
Jody Brown			41,431		0		$12,429	$0
S. Patrick Martin(6)	—	—	743,147	(7)	300,000		$1,611,179	$0

(1)             These amounts represent the total number of shares issuable on exercise of warrants held by the named executive officers at December 31, 2005.

(2)             These amounts represent the difference between the exercise price of options or warrants and the closing bid price of our common stock on December 31, 2005.

(3)             Mr. Jacobs resigned as our chief executive officer on May 11, 2006.

(4)             Mr. Mitchell was appointed as our interim chief executive officer on May 12, 2006, and on June 8, 2006, was named chief executive officer.

(5)             Includes warrants to purchase 39,285 shares issued to Scott and Kristi Family Limited Partnership.

(6)             Mr. Martin ceased serving as president and chief executive officer of MarketSmart Interactive effective November 30, 2005.

(7)             Among these warrants, 33,147 were granted in 2000 at an exercise price of $2.00 per share which was reduced to  $0.45 per share in 2003, 200,000 in 2002 at an exercise price of $0.27 per share, and 510,000 in 2003 at an exercise price of $0.13 per share.

Executive Officers

The board of directors annually elects our executive officers.  These officers may, subject to any contract rights, be terminated at any time.  Listed below is information about our executive officers except for Mr. Mitchell, whose biography is included above.

Jody Brown: Chief Financial Officer. Since August 2004, Mr. Brown has served as our chief financial officer. From January 2001 until August 2004, Mr. Brown was a partner at the accounting firm of Poulos & Bayer, our previous independent registered public accountant. He had worked at Poulos & Bayer since 1995. Mr. Brown graduated from the University of Illinois at Chicago in 1995.

Stan Antonuk: Chief Operating Officer. Prior to joining us, Mr. Antonuk was part of the leadership team at InterActive Corporation which launched the e-commerce site, HSN.com. In addition to overseeing technology and operations for HSN.com, Mr. Antonuk also oversaw technology for HSN’s Advanced Services business. Prior to HSN.com, Mr. Antonuk spent ten years serving in a variety of leadership positions in engineering, marketing, and technology for National Grid, an electric and gas power company in Upstate, New York.  He received a B.S. degree in Electrical and Computer Engineering from Clarkson University in Potsdam, N.Y. and an MBA from Le Moyne College in Syracuse, NY.

John Linden: Chief Technology Officer. Mr. Linden has been Litmus Media’s chief executive officer since early 2005 where he built click fraud protected advertising distribution technologies for the performance-based advertising, search marketing, and e-retailing industries as well as developing its ValidClick search distribution network and its coupon and product comparison distribution systems. Prior to Litmus Media, Mr. Linden was the executive vice president of marketing for Positive Networks, Inc. He has also served as chief technology officer for Adknowledge and Virtumundo, Inc. Mr. Linden founded and was the chief executive officer of Planet Alumni, Inc.

Employment Agreements

On August 3, 2006, we entered into an employment agreement with Mr. Scott. P. Mitchell pursuant to which Mr. Mitchell will continue to serve as our president and chief executive officer. The employment agreement supercedes and replaces his August 19, 2004 employment agreement, as amended on August 19, 2005. Further, in connection with entering into the employment agreement, on August 3, 2006, we (i) agreed to pay to Mr. Mitchell a $150,000 signing bonus in immediately available funds, and (ii) issued to Mr. Mitchell options to purchase 400,000 shares of common stock, at an exercise price of $2.19 per share with one-third of the options vesting on each of the first, second and third year anniversaries of the date of issuance.

The employment agreement provides for (i) a five year term with automatic one-year renewals beginning on the fourth year anniversary of the agreement, unless at least sixty days prior to such anniversary, either party notifies the other of its intent not to renew; (ii) base salary equal to $485,000 per annum during the term of the agreement; (iii) a $10,000 per year allowance for a car, additional insurance or other benefits as determined by Mr. Mitchell; (iv) an annual cash bonus as determined by our board of directors, provided that during the term of the agreement, Mr. Mitchell’s annual salary, when combined with the annual cash bonus must be higher than the annual salary and annual cash bonus paid to any other employee of ours during the such period; (v) a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of six months thereafter; (vi) other benefits that are generally available to our executive management; and (vii) termination of the employment agreement (A) by Mr. Mitchell at any time upon not less than ninety-day prior written notice to us, (B) by us for “cause” or the disability of Mr. Mitchell, (B) automatically upon the death of Mr. Mitchell, or (C) by Mr. Mitchell for “good reason”.

The employment agreement defines “cause” to include Mr. Mitchell’s: (i) willful and continued failure to substantially perform his duties after a demand for substantial performance is delivered to Mr. Mitchell that specifically identifies the manner in which he has not substantially performed his duties, and he fails to resume substantial performance of his duties on a continuous basis within fourteen (14) days of receiving such demand; (ii) engaging in conduct which is demonstrably and materially injurious to us, monetarily or otherwise, and willful disloyalty or deliberate dishonesty or the commission by him of an act of fraud or embezzlement against us; or (iii) conviction of a felony or a misdemeanor, other than traffic related or similar minor misdemeanors, either in connection with the performance of his obligations to us or which otherwise materially and adversely affects his ability to perform such obligations. The employment agreement defines “good reason” to include a material breach by us of any of the terms of the agreement or if Mr. Mitchell is asked to relocate to a geographic area outside of Clearwater, Florida and he does not consent to such relocation.

Further if the employment term is terminated by Mr. Mitchell for good reason, or if we cause the non-renewal of the employment term, we shall be obligated to pay Mr. Mitchell (i) any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination, and (ii) a lump-sum severance payment equal to the unpaid salary that would have been paid to Mr. Mitchell over the balance of the employment term. In addition, (i) we shall continue all medical, dental and life insurance benefits at no cost to the Mr. Mitchell for the greater of (A) twelve (12) months, commencing on the date of termination, or (B) the balance of the term, except if Mr. Mitchell begins new employment or service for another person or entity that offers comparable health insurance, such benefits shall immediately cease and (ii) the ownership of all restricted stock and options granted to Mr. Mitchell shall vest to the extent provided for in the applicable stock option or other agreement governing the issuance thereof. If the employment term is terminated by Mr. Mitchell for other than good reason, or by us for cause, or if Mr. Mitchell causes the non-renewal of the employment term, we shall pay to Mr. Mitchell in a lump sum payment any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination. Any severance payable shall be paid in one lump sum within ten (10) days after termination of the employment period.

S. Patrick Martin entered into an employment agreement with our MarketSmart Interactive subsidiary, pursuant to which he served as the chief executive officer of MarketSmart Interactive, effective as of January 1, 2004.  The term of the agreement continued until December 31, 2008, unless sooner terminated in accordance with the agreement.  Under the agreement, Mr. Martin received a base salary of $240,000 per year, subject to increases and bonuses granted in the discretion of the board of directors of MarketSmart Interactive.  If MarketSmart Interactive terminated the agreement prior to the expiration of the term other than “for cause,” then Mr. Martin is entitled to all amounts of his annual base salary that would have become due and owing through December 31, 2008, as if Mr. Martin’s employment had not been terminated prior thereto.  The employment agreement contains non-compete and non-solicitation provisions during the term of the agreement and for a period of one year thereafter.

On December 2, 2005, we entered into a Separation Agreement and General Release with S. Patrick Martin, pursuant to which Mr. Martin ceased serving as the president and chief executive officer of our MarketSmart Interactive, Inc. subsidiary effective November 30, 2005.  Additionally, Mr. Martin ceased serving on the board of directors and the board’s executive committee.  Further, Mr. Martin ceased serving as an employee, officer, director or committee member of any subsidiary of the Company on which he had served.

We agreed to pay to Mr. Martin an aggregate of $105,000 over a period of twelve months beginning December 15, 2005.  Additionally, we agreed to pay, in one lump sum, an amount representing all of the Company’s obligations for salary, sick and vacation pay due to Mr. Martin.  Also pursuant to this agreement, we agreed to amend the terms of certain vested options or warrants previously granted to Mr. Martin, which otherwise would have terminated within thirty days following the separation date, to provide that Mr. Martin may exercise such options or warrants during the period beginning January 1, 2006 and ending November 30, 2006.

Equity Compensation Plan Information

The following table presents certain information, as of December 31, 2005, with respect to compensation plans, including individual compensation arrangements, under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	5,845,158	$1.88	0
Total	5,845,158	$1.88	0

Certain Relationships and Related Transactions

As part of our acquisition of WebCapades, Inc. on August 19, 2004, we issued notes payable totaling $1.2 million to the former shareholders of WebCapades. These notes are being repaid in level monthly installments over twenty-four months without interest. The former shareholders of WebCapades were also issued shares of our common stock as part of the acquisition, and Scott Mitchell, a former WebCapades shareholder, is currently a director, our president, chief executive officer and secretary and the president of our Cherish, Inc. subsidiary.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Our independent accountant is selected by the Audit Committee. On September 29, 2004, the audit committee appointed Blackman Kallick Bartelstein, LLP (“BKB”) as our independent accountant to replace Poulos & Bayer, Chicago, Illinois. This selection was made after a lengthy qualification and proposal process among several qualified candidates. Although not required by law or otherwise, this proposal is put before the stockholders because the board believes that it is a good corporate practice to seek stockholder approval of the selection of the independent accountant.

We anticipate that a representative of BKB will attend the meeting and, if present, this representative will have the opportunity to make a statement if he or she desires to do so. We also anticipate that this representative will be available to respond to appropriate questions from stockholders. If the appointment of BKB is not approved, the audit committee will investigate the reasons for rejection and reconsider the appointment.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Our chief financial officer, Jody Brown, was formerly a partner with Poulos & Bayer, Chicago, Illinois, our previous independent registered public accountants, until August 2004. On August 30, 2004, we received written notification that due to this hiring, in accordance with Section 10A of the Exchange Act, by Section 206 of the Sarbanes-Oxley Act of 2002, Poulos & Bayer had withdrawn from serving as the Company’s independent registered public accountants for one year. Because the action was initiated by Poulos & Bayer, no action was required or taken by our board of directors.

For the period that Poulos & Bayer served as our independent registered public accountants, their reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Also, there were no disagreements between us and Poulos & Bayer on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which would have caused it to make reference to the subject matter of the disagreement in connection with its reports. We provided Poulos & Bayer with a copy of our disclosure on September 8, 2004. Poulos & Bayer provided us and the Securities and Exchange Commission with a letter, dated September 8, 2004, which stated that Poulos & Bayer agreed with our disclosures. On September 29, 2004, our audit committee engaged BKB to serve as our new independent registered public accountants.

Fees to Independent Registered Public Accountants

The following presents fees billed by BKB and Poulos & Bayer for professional services rendered during each of the fiscal years ended December 31, 2005 and 2004, respectively, for the audit of our annual financial statements and review of financial statements included in our quarterly reports, audit-related services, and tax services rendered by BKB and Poulos & Bayer, respectively.

	Fiscal year ended December 31,
Description	2005	2004
Audit Fees	$618,738	$44,154
Audit-related fees	437,238	126,795	*
Tax fees	40,171	1,503
All other fees	0	0

*                    includes $75,778 of audit-related fees paid to Poulos & Bayer during 2004.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees charged by BKB, and actively monitors the relationship between audit and non-audit services provided by BKB. The audit committee concluded that all services rendered during the years ended December 31, 2004 and 2005, by BKB and Poulos & Bayer, respectively, were consistent with maintaining their respective independence. As a matter of policy, we will not engage our primary independent registered public accountants for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The policy also includes limits on hiring partners of, and other professionals employed by, BKB to ensure that the SEC’s auditor independence rules are satisfied.

Under the policy, the audit committee must pre-approve all services provided by our independent registered public accountants and the fees charged for these services including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the committee will periodically monitor the levels of fees charged by BKB and compare these fees to the amounts previously approved. The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the appointment of BKB as independent registered public accountants for the fiscal year ended December 31, 2006.

PROPOSAL NO. 3 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF VINTACOM HOLDINGS, INC.

Explanatory Note

Under the rules of the American Stock Exchange, referred to herein as the AMEX, prior to each time we issue shares of our common stock, we are required to file a listing application with the AMEX to list the shares to be issued to the extent that the shares have not been previously approved by the AMEX for listing. Further, with respect to shares of common stock that we issue in connection with an acquisition, we are required to obtain shareholder approval to list any shares to be issued as consideration for an acquisition where the potential issuance of such shares could result in an increase in our outstanding shares of common stock of 20% or more based on the number of shares outstanding and treasury shares immediately prior to the day we initially filed the listing application. In addition, under the AMEX rules, a series of closely related transactions may be regarded as one transaction for the purpose of determining how many shares are deemed issued in connection with an acquisition. For example, because we used part of the proceeds of a private placement of “Series A Convertible Preferred Stock” to fund the cash portion of the closing price for our acquisition of Litmus Media, Inc. (as described in Proposal No. 5, below), a portion of the shares of common stock into which the preferred stock is convertible is deemed issued as part of the Litmus acquisition for the purposes of determining whether the 20% threshold would be exceeded. In Proposals Nos. 3 through 6 we are asking our shareholders to approve the potential future issuance of shares of our common stock that we may be required to issue as additional earnout consideration in connection with the acquisitions described in those proposals.

Acquisition of Vintacom Holdings, Inc.

On December 2, 2005, we acquired Vintacom Holdings Inc., an online dating company based in Alberta, Canada. We paid to the shareholders of Vintacom, an aggregate of $2.75 million in cash and issued to them an aggregate of 1,095,616 shares of our common stock for all of the outstanding capital stock of Vintacom. In addition, we issued to certain shareholders of Vintacom warrants to purchase an aggregate of 60,000 shares of our common stock. Further, the shareholders of Vintacom may receive an aggregate earnout payment equal to the difference between (A) four times the average quarterly pre-tax earnings of Vintacom for the first twelve full calendar quarters following the closing, and (B) $1.1 million. The earnout payment, to the extent earned, will be paid 50% in cash and 50% in shares of our common stock. To the extent earned, the shares issued as part of the earnout payment will be valued at the average closing price per share of our common stock for the thirty consecutive trading days immediately prior to the end of the first twelve full calendar quarters following the closing.

On the day we filed the listing application for the shares issued or issuable in the Vintacom acquisition, we had 37,125,912 shares of common stock outstanding and held in treasury, 20% of which was 7,425,182. As such, we are asking you to approve the issuance of shares that may be issued as part of the earnout payments described above but only to the extent the issuance of the shares causes the aggregate shares issued in connection with the Vintacom acquisition to exceed 7,425,181 shares of common stock. If our shareholders do not approve this proposal, we still may issue up to up to an aggregate of 7,425,181 shares of our common stock in connection with the Vintacom acquisition.

If our shareholders do not approve this proposal and we are required to issue in excess of 7,425,181 shares, we would need to secure an amendment to the acquisition agreement which allows us to pay cash in lieu of the excess shares. If we are unable to secure the amendment, our failure to issue the excess shares would result in a breach of the acquisition agreement, the remedy for which may include specific performance. If we are required to issue the excess shares in contravention of the AMEX rules, our shares may be delisted from the AMEX.

On March 22, 2006, we announced that we signed a letter of intent with Mountains West Exploration, Inc. to sell our Think Consumer Services segment, which includes our Vintacom subsidiary. If the sale is consummated, Mountains West will assume all of our contingent obligations in regard to the Vintacom earnout obligations. The closing of the sale is subject to numerous conditions, some of which are not in our control. As such, there can be no assurance that the sale will be consummated.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” granting us the authority to issue, to the extent necessary, shares in excess of 7,425,181 shares of our common stock in connection with the acquisition of Vintacom in such amount as required to be issued to the shareholders of Vintacom pursuant to the Vintacom acquisition agreement.

PROPOSAL NO. 4 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF MOREX MARKETING GROUP, LLC.

On January 20, 2006, we acquired Morex Marketing Group, LLC, an online marketing company specializing in gathering the names of expectant parents and presenting them with baby related offers. We paid the members of Morex, an aggregate of $9,438,778 in cash and issued to them an aggregate of 5,527,606 shares of our common stock. Further, the members of Morex may receive earnout payments to be paid in 2006, 2007, 2008 and 2009. Each year’s earnout payment will be equal to the difference between (A) four times the aggregate earnings of Morex for the previous calendar year and (B) the aggregate amount of merger consideration previously paid us (including any earnout payments); provided, however, in no event will the total aggregate merger consideration (including the earnout payments) payable to the members of Morex exceed $50 million. Each earnout payment, to the extent earned, will be paid 50% in cash and 50% in shares of our common stock valued at the average of the closing prices for shares of our common stock on the last day on which such shares were traded for each quarter of the calendar year on which the particular earnout payment is based. In addition, we issued to certain members of Morex, warrants to purchase an aggregate of 105,000 shares of our common stock at $3.50 per share. Due to the $50 million limit, the maximum amount of additional consideration that the members of Morex may earn is $28,512,038, fifty percent of which will be paid in the form of shares of our common stock. Based, for example, on a trading price of $2.00 per share, we would be required to issue an additional 7,128,010 shares of our common stock as additional earnout consideration if the maximum amount is earned by the members of Morex. The actual amount would be greater if our share price at the time of issuance is less than $2.00 or lower if our share price at the time of issuance is greater than $2.00.

On the day we filed the listing application for the shares issued or issuable in the Morex acquisition, we had 38,371,528 shares of common stock outstanding and held in treasury, 20% of which was 7,674,305. As such, we are asking you to approve the issuance of shares that may be issued as part of the earnout payments described above but only to the extent the issuance of the shares causes the aggregate shares issued in connection with the Morex acquisition to exceed 7,674,304 shares of common stock. If our shareholders do not approve this proposal, we still may issue up to up to an aggregate of 7,674,304 shares of our common stock in connection with the acquisition, and, in accordance with the provisions of the Morex acquisition agreement, we will be required to pay to the members of Morex cash in lieu of any earnout shares earned excess thereof. There is no assurance we would have sufficient cash resources available at that time to pay these amounts.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” granting us the authority to issue, to the extent necessary, shares in excess of 7,674,304 shares of our common stock in connection with the acquisition of Morex in such amount as required to be issued to the members of Morex pursuant to the Morex acquisition agreement.

PROPOSAL NO. 5 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF LITMUS MEDIA, INC.

On April 5, 2006, we acquired Litmus Media, Inc. for an aggregate of $6,500,000 in cash, and issued 3,250,000 shares of our common stock valued at $2.00 per share. In addition, we issued warrants to certain shareholders of Litmus to purchase an aggregate of 90,000 shares of our common stock. Further, the acquisition agreement, as amended, provides that the shareholders of Litmus may receive aggregate earnout payments of up to 7,182,000 shares of our common stock based on our consolidated earnings from operations and our subsidiaries, other than our Morex Marketing Group, LLC subsidiary, before interest, taxes, depreciation and amortization for three consecutive twelve month periods occurring after June 30, 2006.

On the day we filed the listing application for the shares issued and issuable in connection with the Litmus acquisition, we had 42,902,657 shares of common stock outstanding and held in treasury, 20% of which is 8,580,531. We used $6.5 million of the proceeds from our preferred stock offering to pay the cash purchase price of the Litmus acquisition. Because the conversion price for the preferred stock is $2.00 per share, an additional 3,250,000 shares of our common stock associated with the conversion of the preferred stock will be aggregated to the total number of shares issued in connection with the Litmus acquisition when determining whether the 20% threshold is exceeded. As such, we are asking you to approve the issuance of shares that may be issued as part of the earnout payments described above but only to the extent the issuance of the shares causes the aggregate shares issued in connection with the Litmus acquisition to exceed 5,330,530 shares of common stock (8,580,530 shares less 3,250,000 aggregated as a result of our preferred stock offering). If our shareholders do not approve this proposal, we still may issue up to up to an aggregate of 5,330,530 shares of our common stock in connection with the acquisition, and, in accordance with the provisions of the Litmus acquisition agreement, as amended, we will be required to pay to the shareholders of Litmus cash in lieu of any earnout shares earned excess thereof. There is no assurance we would have sufficient cash resources available at that time to pay these amounts.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” granting us the authority to issue, to the extent necessary, shares in excess of 5,330,530 shares of our common stock in connection with the acquisition of Litmus in such amount as required to be issued to the shareholders of Litmus pursuant to the Litmus acquisition agreement, as amended.

PROPOSAL NO. 6 — APPROVE THE ISSUANCE OF SHARES OF OUR COMMON STOCK THAT MAY BE ISSUED AS ADDITIONAL EARNOUT CONSIDERATION IN CONNECTION WITH OUR ACQUISITION OF ILEAD MEDIA, INC.

On May 23, 2006, we acquired iLead Media, Inc., for an aggregate of $9,206,720 in cash and 4,649,859 shares of the Company’s common stock valued at $1.98 per share. In addition, we issued to the shareholders of iLead warrants to purchase an aggregate of up to 135,000 shares of the Company’s common stock. Further, the acquisition agreement, as amended, provides that the shareholders of iLead may receive aggregate earnout payments of up to 6,158,566 shares of our common stock based on our consolidated earnings from operations and our subsidiaries, other than our Morex Marketing Group, LLC subsidiary, before interest, taxes, depreciation and amortization for three consecutive twelve month periods occurring after June 30, 2006.

On the day we filed the listing application for the shares issued and issuable in connection with the iLead acquisition, we had 47,561,836 shares of common stock outstanding and held in treasury, 20% of which is 9,512,367. As such, we are asking you to approve the issuance of shares that may be issued as part of the earnout payments described above but only to the extent the issuance of the shares causes the aggregate shares issued in connection with the iLead acquisition to exceed 9,512,367 shares of common stock. If our shareholders do not approve this proposal, we still may issue up to up to an aggregate of 9,512,367 shares of our common stock in connection with the acquisition, and, in accordance with the provisions of the iLead acquisition agreement, as amended, we will be required to pay to the members of iLead cash in lieu of any earnout shares earned excess thereof. There is no assurance we would have sufficient cash resources available at that time to pay these amounts.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” granting us the authority to issue, to the extent necessary, shares in excess of 9,512,367 shares of our common stock in connection with the acquisition of Litmus in such amount as required to be issued to the shareholders of iLead pursuant to the iLead acquisition agreement, as amended.

STOCKHOLDER PROPOSALS

We have not received any stockholder proposals for inclusion in this proxy statement. If a stockholder wishes to present a proposal to be included in the proxy statement for next year’s annual stockholder meeting, the proposal must be submitted in writing and received by our secretary at our offices no later than [__________], addressed as follows: Think Partnership Inc., 28050 US 19 North, Suite 509, Clearwater, FL 33761.

ANNUAL REPORT ON FORM 10-KSB

Our 2005 Annual Report on Form 10-KSB, including financial statements for the years ended December 31, 2005 and 2004, accompanies this proxy statement. If requested, we will provide you copies of any exhibits to the Form 10-KSB upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to our Form 10-KSB by writing us at 28050 US 19 North, Suite 509, Clearwater FL 33761, attention: Corporate Secretary.

THINK PARTNERSHIP INC.
28050 US 19 North, Suite 509
Clearwater, Florida 33761
This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Scott P. Mitchell and Jody Brown, and each of them as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote all the Common Stock of Think Partnership Inc. held of record by the undersigned at the close of business on [              ], at the Annual Meeting of Stockholders when convened on [                ] and at any postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH HEREIN.  In the event that any other matter may properly come before the Annual Meeting, or any postponements or adjournments thereof, the Proxies are authorized, in their discretion, to vote on the matter.

PLEASE MARK VOTES AS IN THIS EXAMPLE ☒

1.	Elect the following five individuals to serve as directors, including four independent directors, until the next annual meeting of Stockholders or otherwise as provided in our governing documents.	For ☐	Withhold All ☐	For All Except ☐

(01)	Scott P. Mitchell	(02)	Robert T. Geras	(03)	George Mellon
(04)	Joshua Metnick	(05)	Patrick W. Walsh

INSTRUCTION:  To withhold authority to vote for any nominee(s) mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
2.	Ratify the appointment of Blackman Kallick Bartelstein, LLP as our independent registered public accountant for the fiscal year ended December 31, 2006

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3.	Approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of Vintacom Holdings, Inc.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
4.	Approve the issuance of shares that may be issued as additional earnout consideration in connection with our acquisition of Morex Marketing Group, LLC

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
5.	Approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of Litmus Media, Inc.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
6.	Approve the issuance of shares of our common stock that may be issued as additional earnout consideration in connection with our acquisition of iLead Media, Inc.

Signature of Stockholder	Dated:

Signature, if held jointly	Dated:

Signature, if held jointly	Dated:

Signature, if held jointly	Dated:

Signature, if held jointly	Dated:

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign.  When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.  Please sign, date and return this proxy card promptly using the enclosed envelope.